Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Joe Busky

(312) 784-2603

jbusky@inwk.com

InnerWorkings Announces Revised 2009 Financial Performance Outlook

Chicago, IL, September 2, 2009 – InnerWorkings, Inc. (NASDAQ: INWK), a leading global provider of managed print and promotional solutions to corporate clients, today announced that it has revised its full year 2009 financial performance estimates downward due to the continued pressure that the global economic downturn is exerting on its customers and the marketplace.

Although the Company continues to win new major enterprise accounts, it has experienced year to date declines in existing customer spending and expects to continue to experience declines through the end of 2009. As a result, the Company has revised its 2009 financial performance estimates downward. As previously announced, InnerWorkings’ full year 2009 financial performance estimates assumed an economic recovery in the second half of the year.

“Despite the continuing pressure on our customers’ marketing budgets, we are more confident than ever that InnerWorkings offers both a superior and a preferred solution to corporations looking to gain efficiencies, visibility and savings across their print spend,” stated Eric Belcher, Chief Executive Officer of InnerWorkings. “The sharp decline in same-customer sales experienced this year has masked our impressive market share gains, and we expect our growth rate to return to a normalized level as our customers’ spending patterns return. Our technology has never been more robust and effective, our buying capabilities and clout in the market have never been more significant and our cost structure has positioned us well for years to come.”

The Company now expects revenue for full year 2009 to be in a range of $400 million to $425 million. Diluted annual earnings per share are now expected to be in a range of $0.14 to $0.20. Previous estimates for annual revenue and diluted annual earnings per share were $450 million to $475 million and $0.35 to $0.39, respectively.

“Although the Company’s previously announced cost reduction initiatives will result in more than $7 million in annualized savings, it has not seen a meaningful return of existing customer spend levels and we are now two months through the third quarter,” stated Joseph Busky, Chief Financial Officer of InnerWorkings. “While we are seeing some signs that the economy and our customers’ order rates are leveling off, we have not seen the recovery we had assumed in our original guidance. We will continue to focus on what we can control — adding and retaining customers, controlling our cost base and making the investments necessary to ensure that we remain the leading print services provider in the marketplace.”

About InnerWorkings, Inc.

InnerWorkings, Inc. (Nasdaq:INWK) is a leading global provider of managed print and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. The Company is based in Chicago with other offices in the United States and in the United Kingdom. For more information on InnerWorkings, visit: www.inwk.com.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.